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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

                                       FORM S-8


                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                                 PHOTRAN CORPORATION
- --------------------------------------------------------------------------------
                (Exact Name of Registrant as Specified in Its Charter)

              Minnesota                                  41-1697628
- -------------------------------------   ----------------------------------------
  (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
   Incorporation or Organization)

21875 Grenada Avenue, Lakeville, Minnesota                           55044
- --------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                          (Zip Code)

                      PHOTRAN CORPORATION 1992 STOCK OPTION PLAN
- --------------------------------------------------------------------------------
                               (Full Title of the Plan)

                                  David E. Stevenson, President
                                  21875 Grenada Avenue
                                  Lakeville, Minnesota 55044
- --------------------------------------------------------------------------------
                       (Name and Address of Agent for Service)

                                    (612) 469-4880
- --------------------------------------------------------------------------------
            (Telephone Number, Including Area Code, of Agent For Service)


                           CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                     Proposed       Proposed
     Title of                         Maximum        Maximum
    Securities         Amount         Offering      Aggregate      Amount of
      to be            to be           Price        Offering     Registration
    Registered       Registered      Per Share(1)    Price(1)        Fee(2)
- --------------------------------------------------------------------------------
Common Stock,
 no par value       625,000 shares    $10.00        $6,250,000      $2,155.17
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1)  Estimated solely for purposes of calculating the registration fee.
     The proposed maximum offering price per share is the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on June 28, 1996.

(2) The registration fee has been calculated in accordance with the provisions of Rule 457(h)(1) under the Securities Act of 1933.

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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission are incorporated herein by reference:

         (a) The Prospectus of the Registrant filed with the Commission on May 31, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act") (Commission File No. 333-02700C).

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1995.

         (c) The description of the shares of the Registrant's common stock contained in Form 10-SB 12G-A filed with the Commission and declared effective on May 29, 1996 registering such shares under the Exchange Act (Commission File No. 000-20731), including any amendment or report updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    No description is required because the Registrant's common stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 302A.521 of the Minnesota Business Corporation Act provides that unless prohibited or limited by a corporation's articles of incorporation or by-laws, the corporation must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which

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were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees or agents of the corporation, whether or not the corporation would have been required to indemnify such persons against such liability under the provisions of such statutory section.

    Article VII of the Second Amended and Restated Articles of Incorporation and Article VI of the Amended and Restated By-Laws of the Registrant provide that the directors, officers, employees and agents of the Registrant shall have the rights to indemnification provided by Section 302A.521 of the Minnesota Business Corporation Act.

    The Registrant also maintains directors' and officers' liability insurance coverage that insures the Registrant and its officers and directors against damages, judgments, settlements, costs, charges, and expenses incurred by reason of wrongful acts committed by such persons in their capacities as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number             Description
- ------             -----------

4.1 Second Amended and Restated Articles of Incorporation of Photran Corporation, effective March 2, 1996 (incorporated by reference to
         Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-02700C (the "Registrant's Registration Statement")).

4.2 Amended and Restated By-Laws of Photran Corporation, effective December 23, 1992, as amended, through February 3, 1996 (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement).

4.3 Warrant for Purchase of Shares of Common Stock, dated November 18, 1992, for the purchase of 1,700 shares, issued to Christopher T. Vanyo. An identical Warrant For Purchase of Shares of Common Stock was granted to one other

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         individual for the purchase of 1,600 shares (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement).

4.4 Common Stock Purchase Warrant, dated January 5, 1993, for the purchase of 29,500 shares, issued to R. J. Steichen & Company. Identical Common Stock Purchase Warrants in the amounts of 149,964 shares, 35,000 shares and 105,254 shares were granted to R. J. Steichen & Company on February 19, 1993, February 19, 1993, and March 17, 1993, respectively (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement).

4.5 Form of Warrant for Purchase of Shares of Common Stock. Identical Warrants for Purchase of Shares of Common Stock in the amounts of 20,000 shares and 60,000 shares were granted to a total of eleven individuals on August 8, 1993 and September 23, 1993, respectively (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement).

4.6 Common Stock Purchase Warrant, dated September 23, 1993, for the purchase of 48,500 shares, issued to R. J. Steichen & Company. An identical Common Stock Purchase Warrant in the amount of 11,500 shares was granted to R. J. Steichen & Company on September 24, 1993 (incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement).

4.7 Form of Promissory Note. Identical Notes totaling $600,000 in principal amount were executed by Photran Corporation in favor of ten individuals on September 23, 1993 (incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement).

4.8 Common Stock Purchase Warrant, dated January 7, 1994, for the purchase of 140,115 shares, issued to R. J. Steichen & Company. Identical Common Stock Purchase Warrants in the amounts of 11,730 shares and 365,635 shares were granted to R. J. Steichen & Company on January 31, 1994 and February 18, 1994, respectively (incorporated by reference to Exhibit 4.8 to the Registrant's Registration Statement).

4.10 Stock Purchase Warrant for 75,000 shares of Common Stock, dated May 1, 1995, granted to Steven King (incorporated by reference to Exhibit
         4.10 to the Registrant's Registration Statement).

4.11 Promissory Note, dated May 1, 1995, executed by Photran Corporation in favor of Steven King (incorporated by reference to Exhibit 4.11 to the Registrant's Registration Statement).

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4.12     Promissory Note, dated May 26, 1995, executed by Photran Corporation in favor of Bank of America National Trust and Savings Association, dated May 26, 1995 (incorporated by reference to Exhibit 4.12 to the Registrant's Registration Statement).

4.13 Form of Warrant for Purchase of Shares of Common Stock. Identical Warrants for Purchase of Shares of Common Stock were granted to a total of 28 individuals on October 15, 1995 to purchase a total of 400,000 shares (incorporated by reference to Exhibit 4.13 to the Registrant's Registration Statement).

4.14 Form of Secured Promissory Note. Identical Notes were executed by Photran Corporation in favor of 28 individuals on October 15, 1995 for a total principal amount of $4,000,000 (incorporated by reference to Exhibit 4.14 to the Registrant's Registration Statement).

4.15 Agent's Warrant to Purchase 40,000 shares of Common Stock, dated October 31, 1995, granted to John G. Kinnard and Company, Incorporated (incorporated by reference to Exhibit 4.15 to the Registrant's Registration Statement).

5.1*     Opinion of Henson & Efron, P.A.

23.1     Consent of Henson & Efron, P.A. (included in Exhibit 5.1).

23.2*    Consent of Deloitte & Touche LLP.

25.1*    Powers of Attorney.

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* Denotes documents filed herewith.


ITEM 9.  UNDERTAKINGS

    (a)  RULE 415 OFFERING.

         The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, including any additional or changed material information with respect to the plan of distribution;


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         (2)  that, for the purpose of determining any liability under the
    Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8.

    The By-Laws of the Registrant and an existing insurance policy provide for the indemnification of members of the Board of Directors and Registrant officers for certain liabilities and costs incurred by them in connection with performance of their duties, including administration of the Plan.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeville, State of Minnesota, on the 28th day of June, 1996.

                                       PHOTRAN CORPORATION


                                       By    /s/ David E. Stevenson
                                          -------------------------------------
                                                 David E. Stevenson
                                                 Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 28th day of June, 1996 by the following persons in the capacities indicated.


By:  /s/ David E. Stevenson            By:      /s/ Paul T. Fink
   ------------------------------          ------------------------------------
    David E. Stevenson                     Paul T. Fink
    Chief Executive Officer                Chief Financial Officer
    and Director                           and Director
    (principal executive officer)          (principal financial and accounting
                                           officer)


Kathleen V. Stevenson   }
Steven King             }  All Other Directors*
Robert S. Clarke        }


* This Registration Statement has been signed by the undersigned as attorney-in-fact on behalf of each person so indicated pursuant to a power of attorney duly executed by each such person.


                                       By:      /s/ David E. Stevenson
                                           ------------------------------------
                                                    David E. Stevenson
                                                    Attorney-In-Fact

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                                    EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION                                   PAGE
- ------                        -----------                                   ----

4.1 Second Amended and Restated Articles of Incorporation of Photran Corporation, effective March 2, 1996 (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-02700C (the "Registrant's Registration Statement")).
4.2 Amended and Restated By-Laws of Photran Corporation, effective December 23, 1992, as amended, through February 3, 1996 (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement).
4.3 Warrant for Purchase of Shares of Common Stock, dated November 18, 1992, for the purchase of 1,700 shares, issued to Christopher T. Vanyo. An identical Warrant For Purchase of Shares of Common Stock was granted to one other individual for the purchase of 1,600 shares (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement).
4.4 Common Stock Purchase Warrant, dated January 5, 1993, for the purchase of 29,500 shares, issued to R. J. Steichen & Company. Identical Common Stock Purchase Warrants in the amounts of 149,964 shares, 35,000 shares and 105,254 shares were granted to R. J. Steichen & Company on February 19, 1993, February 19, 1993, and March 17, 1993, respectively (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement).
4.5 Form of Warrant for Purchase of Shares of Common Stock. Identical Warrants for Purchase of Shares of Common Stock in the amounts of 20,000 shares and 60,000 shares were granted to a total of eleven individuals on August 8, 1993 and September 23, 1993, respectively (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement).
4.6 Common Stock Purchase Warrant, dated September 23, 1993, for the purchase of 48,500 shares, issued to R. J. Steichen & Company. An identical Common Stock Purchase Warrant in the amount of 11,500 shares was granted to R. J. Steichen & Company on September 24, 1993 (incorporated by reference to
         Exhibit 4.6 to the Registrant's Registration Statement).
4.7 Form of Promissory Note. Identical Notes totaling $600,000 in principal amount were executed by Photran Corporation in favor of ten individuals on September 23, 1993 (incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement).

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                                                                            PAGE
                                                                            ----

4.8      Common Stock Purchase Warrant, dated January 7, 1994, for
         the purchase of 140,115 shares, issued to R. J. Steichen &
         Company.  Identical Common Stock Purchase Warrants in the
         amounts of 11,730 shares and 365,635 shares were granted to
         R. J. Steichen & Company on January 31, 1994 and February
         18, 1994, respectively (incorporated by reference to Exhibit
         4.8 to the Registrant's Registration Statement).
4.10     Stock Purchase Warrant for 75,000 shares of Common Stock,
         dated May 1, 1995, granted to Steven King (incorporated by reference to Exhibit 4.10 to the Registrant's Registration
         Statement).
4.11     Promissory Note, dated May 1, 1995, executed by Photran
         Corporation in favor of Steven King (incorporated by
         reference to Exhibit 4.11 to the Registrant's Registration
         Statement).
4.12     Promissory Note, dated May 26, 1995, executed by Photran
         Corporation in favor of Bank of America National Trust and
         Savings Association, dated May 26, 1995 (incorporated by
         reference to Exhibit 4.12 to the Registrant's Registration
         Statement).
4.13     Form of Warrant for Purchase of Shares of Common Stock.
         Identical Warrants for Purchase of Shares of Common Stock
         were granted to a total of 28 individuals on October 15,
         1995 to purchase a total of 400,000 shares (incorporated by reference to Exhibit 4.13 to the Registrant's Registration
         Statement).
4.14     Form of Secured Promissory Note. Identical Notes were
         executed by Photran Corporation in favor of 28 individuals on October 15, 1995 for a total principal amount of
         $4,000,000 (incorporated by reference to Exhibit 4.14 to the Registrant's Registration Statement).
4.15     Agent's Warrant to Purchase 40,000 shares of Common Stock, dated October 31, 1995, granted to John G. Kinnard and
         Company, Incorporated (incorporated by reference to Exhibit
         4.15 to the Registrant's Registration Statement).
5.1*     Opinion of Henson & Efron, P.A......................................10
23.1     Consent of Henson & Efron, P.A. (included in Exhibit 5.1)
23.2*    Consent of Deloitte & Touche LLP....................................11
25.1*    Powers of Attorney..................................................12

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* Denotes documents filed herewith.

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